Exhibit 10.33

Mail After Recording To:
Prepared By:
KENNEDY COVINGTON LOBDELL & HICKMAN. LLP (PLR) 100 North Tryon Street Suite 4200 Charlotte. North Carolina 28202-4006

FIRST AMENDMENT TO LEASE
and
FIRST AMENDMENT TO MEMORANDUM OF LEASE

THIS FIRST AMENDMENT TO LEASE AND FIRST AMENDMENT TO MEMORANDUM OF LEASE (this “First Amendment”) is made and entered as of the 30 day of August _____, 2002, between RAGLAND CORPORATION, a Tennessee corporation (hereinafter referred to as the “Landlord”), having a mailing address of 4544 Harding Road, Suite 214, Nashville, Tennessee 37205, and COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (hereinafter referred to as the “Tenant”), having a mailing address of 4100 Coca-Cola Plaza. Charlotte, North Carolina 28211.

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of January 1, 1999 (the “Lease”), for the lease of certain improved real property located in Nashville, Davidson County, Tennessee (the “Premises”), said Premises being more particularly described on Exhibit A attached hereto; said Lease being memorialized in that certain Memorandum of Lease recorded in Book 11398 at Page 847 in the public land records of Davidson County, Tennessee (the “Memorandum of Lease”);

WHEREAS, Landlord and Tenant desire to amend the Lease in certain respects to reflect the current understandings and agreements of Landlord and Tenant, including, without limitation, the inclusion of one (1) additional five (5) year renewal option on the part of Tenant; and

WHEREAS, the defined terms used in this First Amendment, as indicated by the initial capitalization thereof, shall have the same meaning ascribed to such terms in the Lease, unless otherwise specifically defined herein;

NOW, THEREFORE, for and in consideration of the premises and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:

1.      Renewal Option. As provided in Section 2 of the Lease, Tenant currently has the option to renew the Original Term of the Lease for two (2) consecutive five (5) year Renewal Terms on the terms and conditions stated in said Section 2. Landlord and Tenant have agreed that, from and after the effective date of this First Amendment, Tenant shall have the option to renew the Original Term for three (3) consecutive five (5) year Renewal

Terms. In that regard, Section 2 of the Lease is hereby deleted in its entirety and replaced with the following:

“2. TERM AND RENEWALS. (A) The term of this Lease shall be ten (10) years commencing on January 1, 1999 and terminating on December 31, 2009, (the “Original Term”).

(b) Tenant may renew this Lease as to the entire Premises for three (3) additional, consecutive terms of five (5) years each (each a “Renewal Terms”; together, the “Renewal Terms”) by giving written notice to Landlord of its exercise of the renewal option at any time prior to one (1) year before the end of the then-current term. Rents for the Renewal Term(s) shall be determined under Section 5 of this Lease. Other than the rents applicable during the Renewal Term(s), all other terms and provisions in this Lease shall be fully applicable during any Renewal Term(s) exercised by Tenant.”

Additionally, Paragraph 2 of the Memorandum of Lease is hereby deleted in its entirety and replaced with the following:

“2.      The Lease grants Tenant successive options to renew the Lease for up to three (3) additional terms of five (5) years each.”

2.        Ratification. As amended by this First Amendment, the terms of the/ Lease and the Memorandum of Lease are hereby ratified and affirmed in all respects; and the Lease and the Memorandum of Lease, as amended by this First Amendment, shall remain enforceable in accordance with its terms.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment in multiple original counterparts as of the day and year first above written.

TENANT:
COCA-COLA BOTTLING CO. CONSOLIDATED
By:	/s/ CHARLES L. WEATHERS

Name:	Charles L. Weathers
Title:	Director of Facility Management

STATE OF Tennessee	)
)
COUNTY OF Davidson	)

Before me, Yolanda Flippen-Flakes, a Notary Public of the State and County aforesaid, personally appeared Charles L. Weathers, with whom I am personally acquainted, and who, upon oath, acknowledged himself to be Director of Facility Management of Coca-Cola Bottling Co. Consolidated, the within named Tenant, a corporation and that he, as such Director, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as Director of Facility Management.

Witness my hand and seal, at office in Nashville, TN this 29 day of August, 2002.

/s/ YOLANDA FLIPPEN-FLAKES

NOTARY PUBLIC
Commission Expires: July 24, 2004

[SIGNATURES AND ACKNOWLEDGEMENTS CONTINUE ON NEXT PAGE]

LANDLORD:
RAGLAND CORPORATION
By:	/s/ ELIZABETH R. CHALFANT

Name:	Elizabeth R. Chalfant
Title:	CEO

STATE OF TN	)
)
COUNTY OF Davidson	)

Before me, Sally A. Clayton, a Notary Public of the State and County aforesaid, personally appeared ELIZABETH R. CHALFANT with whom I am personally acquainted, and who, upon oath, acknowledged herself to be CEO of Ragland Corporation, the within named Landlord, a corporation, and that she, as such CEO, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name or the corporation by herself as CEO.

Witness my hand and seal, at office in Nashville, TN this 30th day of August, 2002.

/s/ SALLY A. CLAYTON

NOTARY PUBLIC
Commission Expires: July 30, 2005

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